UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

BLACK TUSK MINERALS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52372

(Commission File Number)

20-3366333

(IRS Employer Identification No.)

408 – 1199 West Pender Street, Vancouver, BC V6E 2R1

(Address of principal executive offices and Zip Code)

(604) 689-3443

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Materially Definitive Agreement

On August 14, 2007, Black Tusk Minerals Inc. (the “Company”) reported that it entered into a Term Sheet, dated as of August 13, 2007, with Leonard Raymond De Melt and Marlene Ore Lamilla detailing the principal terms of the acquisition of certain mining concessions and pediments located in the District of Huanza, Province of Huarochiri, Department of Lima (the “Properties”), by Black Tusk Minerals Peru SAC, a Peruvian subsidiary of the Company (“Black Tusk Peru”).

On December 5, 2007, the Company entered into a Master Purchase Agreement with Black Tusk Peru, Leonard Raymond De Melt and Marlene Ore Lamilla (the “Master Purchase Agreement”) pursuant to which the Company shall issue an aggregate of 10,000,000 common shares to Marlene Ore Lamilla (and her designees) in consideration for the transfer of the Properties to Black Tusk Peru pursuant to a Mining Concessions and Pediments Transfer Agreement (the “Peru Transfer Agreement”) to be entered into between Marlene Ore Lamilla and Black Tusk Peru. As additional consideration for the transfer of the Properties, Marlene Ore Lamilla (or her designee) will receive a 1% royalty on the net smelter returns upon commercial production on the Properties.

Due to conditions precedent to closing, including the registration of the Peru Transfer Agreement with the appropriate Peruvian governmental authorities, and the risk that the conditions precedent will not be satisfied, there is no assurance that we will complete the transactions contemplated by the Master Purchase Agreement or close the acquisition of the Properties.

Item 9.01	Financial Statement and Exhibits
Exhibit 99.1(1)	Term Sheet, dated August 13, 2007, among Black Tusk Minerals Inc., Leonard Raymond De Melt and Marlene Ore Lamilla
Exhibit 99.2	Master Purchase Agreement, dated December 5, 2007, among Black Tusk Minerals Inc., Black Tusk Minerals Peru SAC, Leonard Raymond De Melt and Marlene Ore Lamilla

(1)	Previously filed as Exhibit 99.1 to Form 8-K filed with the SEC on August 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK TUSK MINERALS INC.

By:  /s/ Kurt Bordian
_____________________________

Name: Kurt Bordian Title: Secretary and Treasurer

Dated:   December 7, 2007